Exhibit 10(g)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION
1997 DIRECTORS’ DEFERRED COMPENSATION
AND ANNUAL STOCK UNIT AWARD PLAN
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2006)
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “Plan”);
     WHEREAS, pursuant to Paragraph 12 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan; and
     WHEREAS, the Board desires to amend the Plan (i) to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended and (ii) in certain other respects.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2009, as follows:
     1. Paragraph 2 hereby is amended to add the following new definition therein:
““Separation from Service” shall have the meaning set forth in Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder).”
     2. Paragraph 4(a) hereby is amended (i) to replace the phrase “the Balanced Fund described on Exhibit A” set forth in the sixth sentence thereof with the phrase “an age-appropriate Lifecycle Fund as available under the Retirement Plan” and (ii) to add the following new sentence at the end thereof:
“Exhibit A hereto shall, without further action of the Board, be deemed to be automatically amended to reflect changes, modifications or amendments to investment funds offered under the Retirement Plan.”
     3. Paragraph 6 hereby is amended in its entirety to read as follows:
“6. Payment of Deferred Director Compensation and Annual Units.
     a. Payment Form and Time. Amounts credited to a Director’s Account, including Annual Units credited to the Harris Stock Equivalents Subaccount, shall be paid in the form and at the time or times as set forth on the Director’s written election delivered to the Secretary at the time such Director elected to participate in this Plan (or in any legally permissible modification thereof). A Director’s payout election shall apply to all amounts credited to a Director’s Account and all earnings thereon regardless of the year in which the amounts were deferred or credited. The Director’s payout election must specify whether the payment of the Director’s Account shall be made either in (i) a cash lump sum on a date certain within five (5) years following the Director’s Separation from Service; or (ii) in annual substantially equal installments over a designated number of years, provided that the Account is fully paid within ten (10) years of the Director’s Separation from Service. Annual payments shall be made no earlier than January 1 and no later than January 15 of the applicable year. Until a Director’s Account has been completely distributed, earnings and losses on the unpaid balance thereof shall be allocated as provided in Paragraph 4 above. If a Director did not make a payout election, the Director shall be deemed to have elected that amounts credited to the Director’s Account shall be paid in a cash lump sum on the January 15th (or as soon as practicable thereafter during the same calendar year) following the calendar year in which the Director Separates from Service.
     Notwithstanding any provision of this Paragraph 6(a) to the contrary: (A) if advisable to avoid exposing a Director to a claim for recovery of short swing profits under Section 16(b), prior to the payment of the amount reflected in the Director’s Account, such payment must be approved in advance by the Board or a Committee comprised solely of “non-employee directors” as defined in Rule 16(b)-3(b)(3) under the Exchange Act, as amended, and (B) in the case of a Director who is a “Specified Employee” under the Harris Corporation Specified Employee Policy for 409A Arrangements at the time of her or his Separation from Service, no payments of the Director’s Account shall be made or commence prior to the date which is six (6) months after the date of the Director’s Separation from Service (or, if earlier than the end of such six-month period, the date of the Director’s death). The amount of any payment that otherwise would be paid to the Director under this Plan during this six-month period instead shall be paid to the Director on the first business day coincident with or next following the date that is six months and one day following the date of the Director’s Separation from Service or, if earlier, within ninety (90) days following the death of the Director.
     b. Subsequent Elections. A Director may modify his or her election as to the form or time of payment of the Director’s Account at any time at least twelve (12) months before the date of the previously elected payment date (or payment commencement date) and the newly elected payment date (or payment commencement date) must be at least five (5) years after the previously elected payment date (or payment commencement date); provided, however, that (a) such modification shall not become effective until one (1) year after the modification is filed with the Secretary, (b) the Account shall be fully paid within ten (10) years of the Director’s Separation from Service, (c) no such modification shall be made without the prior approval of the Board or a committee comprised solely of “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, if such approval is advisable to avoid exposing a Director to a claim for recovery of short swing profits under Section 16(b) and (d) any change in payment form or time shall not accelerate the schedule of payments in violation of Section 409A of the Code. A subsequent election pursuant to this Paragraph 6(b) shall be delivered to the Secretary in the manner prescribed by the Secretary and upon such delivery shall be irrevocable; provided, however, that any such subsequent election that violates any of the restrictions set forth in this Paragraph 6(b) shall be void and of no effect to the extent of such violation.

     c. Special Transition Election. Notwithstanding Paragraph 6(b) or any other provision of the Plan to the contrary, at a time determined by the Board or a committee of the Board designated by the Board, but no later than December 31, 2008 (or any later date permitted under transition rules under Section 409A of the Code), a Director shall be permitted to modify her or his prior election as to the form and time of payment of the Director’s Account, subject to rules and procedures established by the Board or such committee and all requirements of Section 409A of the Code and guidance provided thereunder.”
     4. Paragraph 7 hereby is amended in its entirety to read as follows:
     “7. Payments in Connection with Change of Control. Notwithstanding anything contained in this Plan to the contrary, no later than ninety (90) days following a Change of Control that qualifies as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), the Corporation shall pay to each Director (or former Director) a cash lump sum payment equal to the then remaining balance in his/her Account. This Paragraph may not be amended, altered or modified following such a Change of Control.”
     5. The Plan hereby is amended to delete Paragraph 8 in its entirety and to renumber the Plan’s paragraphs and paragraph references accordingly.
     6. Paragraph 8 (as renumbered by item 5 of this Amendment) hereby is amended to add the phrase “as soon as is reasonably practicable, but no later than ninety (90) days after the date of the Director’s death” at the end of the last sentence thereof.
     7. Paragraph 10 (as renumbered by item 5 of this Amendment) hereby is amended in its entirety to read as follows:
          “10. Funding.
     (a) Plan to Be Unfunded. Except as otherwise required by Paragraph 10(b), the Corporation shall be under no obligation to acquire, segregate, or reserve any funds or other assets for purposes relating to this Plan and no Director or former Director shall have any rights whatsoever in or with respect to any funds or other assets held by the Corporation for purposes of this Plan or otherwise. Accounts maintained for purposes of this Plan shall merely constitute bookkeeping records of the Corporation and shall not constitute any allocation whatsoever of any assets of the Corporation or be deemed to create any trust or special deposit with respect to any of the Corporation’s assets.
     (b) Funding of Rabbi Trust. No later than the date on which a Change of Control occurs, (i) the Corporation shall maintain a rabbi trust (the “Trust”) as hereinafter described; and (ii) the Corporation shall contribute to the Trust in cash or other liquid assets acceptable to the trustee of the Trust (A) an amount equal to the total value of the Directors’ Accounts as of the date on which the Change of Control occurs; plus (B) the amount of the Trust administration and trustee fees and expenses (including the fees and expenses of any agent of the trustee) which the trustee reasonably expects to be incurred over the life of the Trust. The terms of the Trust shall generally follow the model rabbi trust set forth in IRS Revenue Procedure 92-64, except that (1) the Trust shall be irrevocable from the date of its creation; (2) the Trust shall be non-amendable by the Corporation except with the consent of the Directors or former Directors or their respective legal representatives; (3) the power to direct the investment of the Trust assets shall be held by the Corporation; (4) the Corporation shall remain liable for the payment of the Directors’ Accounts under the Plan to the extent there is any shortfall of assets under the Trust; (5) the initial trustee and any successor thereto shall be a bank or trust company with shareholder equity of at least $1.0 billion; and (6) neither the Trust nor its assets shall be located or transferred outside the United States.”
     8. Paragraph 12 (as renumbered by item 5 of this Amendment) hereby is amended in its entirety to read as follows:
     “12. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the participants in the Plan). Notwithstanding the foregoing, no particular tax result for a Director with respect to any income recognized by the Director in connection with the Plan is guaranteed under the Plan, and the Director shall be responsible for any taxes imposed on the Director in connection with this Plan.”

     IN WITNESS WHEREOF, Harris Corporation does hereby adopt this amendment to the 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan, effective as of January 1, 2009.

HARRIS CORPORATION

Date:	December 30, 2008	By:	/s/	Jeffrey S. Shuman

Jeffrey S. Shuman

		Title:		Vice President, Human Resources
and Corporate Relations

ATTEST:

/s/ Scott T. Mikuen Secretary

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